EXHIBIT 11
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                          PARKER-HANNIFIN CORPORATION

                                   FORM 10-Q
                  COMPUTATION OF EARNINGS PER COMMON SHARE
               (Dollars in thousands, except per share amounts)
                                  (Unaudited)


                                                 Three Months Ended           Nine Months Ended
                                                        March 31,                   March 31,
                                             _________________________   _________________________
                                                 1997          1996          1997          1996
                                             ___________   ___________   ___________   ___________
Net income applicable to common shares       $    77,964   $    69,128   $   181,633   $   174,899
                                             ===========   ===========   ===========   ===========


Weighted average common shares outstanding
  for the period                              74,464,789    74,188,578    74,384,123    74,139,081

Increase in weighted average from dilutive
  effect of exercise of stock options            586,407       512,212       580,058       604,061
                                             ___________   ___________   ___________   ___________

Weighted average common shares, assuming
  issuance of the above securities            75,051,196    74,700,790    74,964,181    74,743,142
                                             ===========   ===========   ===========   ===========

Earnings per common share:

  Primary                                    $      1.05   $       .93   $      2.44   $      2.36

  Fully diluted (A)                          $      1.04   $       .93   $      2.42   $      2.34



(A) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although not required for income statement presentation because it results in dilution of less than 3 percent.
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